EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Mack-Cali Realty, L.P. (the “Operating Partnership”) for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael J. DeMarco, as Chief Executive Officer of Mack-Cali Realty Corporation, its general partner, and David J. Smetana, as Chief Financial Officer of Mack-Cali Realty Corporation, its general partner, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: February 20, 2019	By:	/s/ Michael J. DeMarco
Michael J. DeMarco
Chief Executive Officer
of Mack-Cali Realty Corporation,
the general partner of Mack-Cali Realty, L.P.

Date: February 20, 2019	By:	/s/ David J. Smetana
David J. Smetana
Chief Financial Officer
of Mack-Cali Realty Corporation,
the general partner of Mack-Cali Realty, L.P.

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Operating Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.